                          SUB-INVESTMENT ADVISORY AGREEMENT
                                                                  Exhibit (5)(e)
                             (International Equity Fund)


          AGREEMENT made as of January 9, 1998 between BARNETT CAPITAL ADVISORS, INC. (herein called the "Adviser"), and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (herein called the "Sub-Adviser").

          WHEREAS, EMERALD FUNDS, a Massachusetts business trust (herein called the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, pursuant to an Investment Advisory Agreement by and between the Trust and the Adviser (herein called the "Investment Advisory Agreement"), the Adviser has agreed to furnish investment advisory services to the Trust with respect to its International Equity Fund investment portfolio (the "Fund"); and

          WHEREAS, the Investment Advisory Agreement authorizes the Adviser to sub-contract investment advisory services with respect to the International Equity Fund to the Sub-Adviser pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the 1940 Act; and

          WHEREAS, this Agreement has been so approved, and the Sub-Adviser is willing to furnish sub-advisory services to the Fund upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   APPOINTMENT.

          The Adviser hereby appoints the Sub-Adviser to act as sub-investment adviser to the Trust's International Equity Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.   SERVICES OF SUB-ADVISER.

          Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments, except for such cash balances of the Fund as are managed by the Adviser. Pursuant to the foregoing, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Fund by the Adviser, the Fund's investment objective, policies and restrictions as stated in the Trust's Prospectus and Statement of Additional Information for the Fund, and resolutions of the Trust's Board of Trustees.

          The Sub-Adviser further agrees that it will:

          (a) Provide information to the Fund's accountant for the purpose of updating the Fund's cash availability throughout the day as required;

          (b) Maintain historical tax lots for each portfolio security held by the Fund;

          (c)  Transmit trades to the Trust's custodian for proper settlement;

          (d) Maintain all books and records with respect to the Fund that are required to be maintained under Rule 31a-1(f) under the 1940 Act;

          (e) Supply the Adviser, the Trust and the Trust's Board of Trustees with reports, statistical data and economic information as requested; and

          (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for the Fund.

     3.   OTHER COVENANTS.

          The Sub-Adviser agrees that it:

          (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer.
In executing portfolio transactions
and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Adviser, Sub-Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission; and

          (d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          (e) will maintain a policy and practice of conducting its sub-investment advisory services hereunder independently of its, and any of its affiliates', commercial banking operations. When the Sub-Adviser makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are customers of its, or any of its affiliates', commercial department. In dealing with commercial customers, the commercial department of the Sub-Adviser, or any of its affiliates, will not inquire or take into consideration whether securities of those customers are held by the Fund.

     4.   SERVICES NOT EXCLUSIVE.

          The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

     5.   BOOKS AND RECORDS.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it under this Agreement.

     6.   EXPENSES.

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, custodial charges and other transaction costs, if any) purchased or sold for the Fund.

     7.   COMPENSATION.

          For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser will accept as full compensation therefor, a fee, computed daily and payable monthly, at the annual rate of .50% of the average daily net assets of the Fund. Such fee shall be a separate charge to the Fund and shall be the several (and not joint or joint and several) obligation of the Fund. The fees payable by the Adviser under this Section 7 for the period beginning on the date of this Agreement and ending on the date the shareholders of the Fund approve this Agreement shall be maintained in an interest-bearing escrow account until such time as the Fund's shareholders approve the payment of such fees to the Sub-Adviser. If the Fund's shareholders do not approve the payment to the Sub-Adviser of such fees for such period, the balance of the escrow account shall be paid to the Fund.
The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from either the Adviser or the Trust in respect of the services provided and expenses assumed by it under this Agreement.

     8.   LIMITATION OF LIABILITY.

          The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Trust for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9.   DURATION AND TERMINATION.

          This Agreement will become effective as of the date first above written. Unless sooner terminated as provided herein this Agreement shall continue in effect until May 9, 1998 and, if approved by the shareholders of the Fund on or before such date, shall continue in effect for an additional period ending on November 30, 1998. Thereafter, if not terminated, this Agreement shall automatically continue in effect for successive annual periods ending on November 30, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), on sixty days' written notice to the

Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to the Fund for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

     10.  AMENDMENT OF THIS AGREEMENT.

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required by the 1940 Act, no amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

     11.  MISCELLANEOUS.

          The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     12.  NAMES.

          The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Emerald Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the

Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                              BARNETT CAPITAL ADVISORS, INC.


                              BY:  /s/ Jack A. Ablin
                                   ----------------------------

                              TITLE:  PRESIDENT
                                     --------------------------


                              BRANDES INVESTMENT PARTNERS, L.P.


                              BY:  /s/ Jeff Busby
                                   ----------------------------

                              TITLE:  MANAGING PARTNER
                                     --------------------------